Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Latam Airlines Group S.A. of our report dated March 29, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Latam Airlines Group S.A.’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers

PricewaterhouseCoopers Consultores Auditores SpA

October 26, 2022